UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2024

The Carlyle Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW
Washington,	DC	20004-2505
(Address of Principal Executive Offices)		(Zip Code)
(202) 729-5626
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CG	The Nasdaq Global Select Market
4.625% Subordinated Notes due 2061 of Carlyle Finance L.L.C.	CGABL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 27, 2024, The Carlyle Group Inc. (the “Company” or “Carlyle”) announced that Christopher Finn, Chief Operating
Officer, will retire from his role as Chief Operating Officer and cease serving as an executive officer effective June 30, 2024.
Commencing July 1, 2024, Mr. Finn will become a Senior Advisor to the Company.
Lindsay LoBue, 49, Deputy Chief Operating Officer, will become Chief Operating Officer, effective July 1, 2024. She is based in New York and is a member of Carlyle’s Leadership and Operating Committees.
Ms. LoBue joined Carlyle in October 2023 and has served as Deputy Chief Operating Officer since February 2024. Prior to that, Ms. LoBue spent over 20 years at Goldman Sachs, most recently as an Advisory Director working across global divisions on strategic growth initiatives. Before that, Ms. LoBue was a Partner in the Global Markets division, responsible for leading and managing client-facing businesses in a variety of areas. She managed the firm’s Investment Grade Corporate Bond sales team, expanding their cross-product distribution. In addition, she founded the Credit Products Group, a solutions business for illiquid and esoteric risk, and led the growth of the firm’s Structured Products, Relative Value and Solutions, and Credit
Derivatives franchise efforts, capitalizing on evolving market opportunities. Prior to joining Goldman Sachs, Ms. LoBue was a
Structured Products Salesperson and CMBS Research Analyst at J.P. Morgan.
She was also the founder of Greenback Labs, a platform that focused on advancing emerging ideas and businesses by working with entrepreneurs to validate business ideas and execute growth strategies.
Ms. LoBue is a Board Member of Enel Finance Americas, the financing arm within the Enel Group, and she is a member of the
Board of Regents at Boston College.
Ms. LoBue has an MBA in Finance and Marketing from NYU, and a Bachelor of Science in Marketing and Psychology from
Boston College.
As a senior Carlyle professional, Ms. LoBue makes investments in and alongside Carlyle investment funds as described in our
Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Shareholders. Carlyle also will enter into a customary indemnification agreement with Ms. LoBue in the same form as that which applies to our other executive officers and to the Board of Directors of the Company.

Item 7.01	Regulation FD Disclosure.
A copy of the Company’s press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current
Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press release of The Carlyle Group Inc., dated March 27, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Carlyle Group Inc.

Date: March 27, 2024	By:	/s/ Jeffrey W. Ferguson
	Name:	Jeffrey W. Ferguson
	Title:	General Counsel